As filed with the Securities and Exchange Commission on August 10, 2026

Registration Nos. 333-134114, 333-134115, 333-142626, 333-171192, 333-171193, 333-172512, 333-177840, 333-177841, 333-177842, 333-184901, 333-184904, 333-184902, 333-201010, 333-202436, 333-207326, 333-209872, 333-210662, 333-214681, 333-222062, 333-222344, 333-229974, 333-235370, 333-248988, 333-253831 and 333-256745

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Old QVC Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1288730
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Wilson Drive West Chester, Pennsylvania	19380
(Address of Principal Executive Offices)	(Zip Code)

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 (333-134114)

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 (333-134115)

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 (333-142626)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (333-171192)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (333-171193)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (333-172512)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-177840)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-177841)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-177842)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-184901)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-184904)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-184902)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (333-201010)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (333-202436)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-207326)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (333-209872)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-210662)

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 (333-214681)

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 (333-222062)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-222344)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (333-229974)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (333-235370)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-248988)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-253831)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-256745)

Katherine C. Jewell

Vice President and Secretary

Old QVC Group, Inc.

1200 Wilson Drive

West Chester, Pennsylvania 19380

(484) 701-1000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Joshua N. Korff, P.C.

Leia Pearl Andrew

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

LIBERTY INTERACTIVE CORPORATION 2002 NONEMPLOYEE DIRECTOR INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE AUGUST 15, 2007) (FORMERLY KNOWN AS THE LIBERTY MEDIA CORPORATION 2002 NONEMPLOYEE DIRECTOR INCENTIVE PLAN)

LIBERTY INTERACTIVE CORPORATION 2000 INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 22, 2007) (FORMERLY KNOWN AS THE LIBERTY MEDIA CORPORATION 2000 INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 22, 2007))

TELE-COMMUNICATIONS, INC. 1992 STOCK INCENTIVE PLAN

AMENDED AND RESTATED TELE-COMMUNICATIONS, INC. 1994 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 10, 1997)

TELE-COMMUNICATIONS, INC. 1995 EMPLOYEE STOCK INCENTIVE PLAN

AMENDED AND RESTATED TELE-COMMUNICATIONS, INC. 1996 INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 10, 1997)

TELE-COMMUNICATIONS, INC. 1998 INCENTIVE PLAN

FOUR MEDIA COMPANY 1997 STOCK PLAN STOCK OPTION AGREEMENT (AS AMENDED)

FOUR MEDIA COMPANY REPLACEMENT NONQUALIFIED STOCK OPTION AGREEMENT WITH REPURCHASE PROVISIONS

INTERNATIONAL POST LIMITED 1993 LONG TERM INCENTIVE PLAN

LIBERTY DIGITAL, INC. AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN

TELE-COMMUNICATIONS INTERNATIONAL, INC. 1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

TELE-COMMUNICATIONS INTERNATIONAL, INC. 1995 STOCK INCENTIVE PLAN

THE ASSOCIATED GROUP, INC. AMENDED AND RESTATED 1994 STOCK OPTION AND INCENTIVE AWARD PLAN

LIBERTY SATELLITE & TECHNOLOGY INC. 1996 STOCK INCENTIVE PLAN (FORMERLY TCI ENTERTAINMENT, INC. 1996 STOCK INCENTIVE PLAN)

1997 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN OF TCI SATELLITE ENTERTAINMENT, INC.

AMENDED AND RESTATED ON COMMAND CORPORATION 1996 KEY EMPLOYEE STOCK PLAN

AMENDED AND RESTATED ON COMMAND CORPORATION 1997 NON-EMPLOYEE DIRECTORS STOCK PLAN

ON COMMAND CORPORATION 1997 STOCK PURCHASE PLAN

LIBERTY INTERACTIVE CORPORATION 2010 INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 7, 2011)

LIBERTY INTERACTIVE CORPORATION 2007 INCENTIVE PLAN (FORMERLY KNOWN AS THE LIBERTY MEDIA CORPORATION 2007 INCENTIVE PLAN)

LIBERTY INTERACTIVE CORPORATION 2011 NONEMPLOYEE DIRECTOR INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 7, 2011)

ZULILY, INC. 2009 EQUITY INCENTIVE PLAN

ZULILY, INC. 2013 EQUITY PLAN

LIBERTY INTERACTIVE CORPORATION 2012 INCENTIVE PLAN (AMENDED AND RESTATED AS OF MARCH 31, 2015)

LIBERTY INTERACTIVE CORPORATION 2016 OMNIBUS INCENTIVE PLAN

QURATE RETAIL, INC. 2016 OMNIBUS INCENTIVE PLAN, AS AMENDED (FORMERLY NAMED THE LIBERTY

INTERACTIVE CORPORATION 2016 OMNIBUS INCENTIVE PLAN)

QURATE RETAIL, INC. 2007 INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 7, 2011), AS AMENDED

QURATE RETAIL, INC. 2010 INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 7, 2011), AS AMENDED

QURATE RETAIL, INC. 2011 NONEMPLOYEE DIRECTOR INCENTIVE PLAN (AMENDED AND RESTATED, AS OF DECEMBER 17, 2015), AS AMENDED

QURATE RETAIL, INC. 2012 INCENTIVE PLAN (AMENDED AND RESTATED AS OF MARCH 31, 2015), AS AMENDED

HSN, INC. SECOND AMENDED AND RESTATED 2008 STOCK AND ANNUAL INCENTIVE PLAN

HSN, INC. 2017 OMNIBUS INCENTIVE PLAN

QURATE RETAIL, INC. 2020 OMNIBUS INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Old QVC Group, Inc., a Delaware corporation (the “Registrant”), is filing these post-effective amendments (each, a “Post-Effective Amendment” and, together, the “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (each, as supplemented, amended or otherwise modified prior to the date hereof, a “Registration Statement” and, together, the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all securities of the Registrant registered but unsold or otherwise unissued under each such Registration Statement, if any, as of the date hereof, including shares of the Registrant’s current or former common stock, par value $0.01 per share (“Common Stock”), and, as applicable, shares of the Registrant’s 8.0% Series A Cumulative Redeemable Preferred Stock (“Preferred Stock,” and together with the Common Stock, the “Securities”):

1.	Registration Statement No. 333-134114, as previously amended, filed with the SEC on May 15, 2006, pertaining to the registration of 581,951 shares of Liberty Interactive Series A Common Stock for issuance under the Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan (as amended and restated effective August 15, 2007) (formerly known as the Liberty Media Corporation 2002 Nonemployee Director Incentive Plan).

2.	Registration Statement No. 333-134115, as previously amended, which was filed with the SEC on May 15, 2006, pertaining to the registration of 20,380,330 shares of Liberty Interactive Series A Common Stock and 4,076,066 shares of Liberty Interactive Series B Common Stock under the Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective February 22, 2007) (formerly known as the Liberty Media Corporation 2000 Incentive Plan (As Amended and Restated Effective February 22, 2007)), Tele-Communications, Inc. 1992 Stock Incentive Plan, Amended and Restated Tele-Communications, Inc. 1994 Stock Incentive Plan (As Amended and Restated Effective September 10, 1997), Tele-Communications, Inc. 1995 Employee Stock Incentive Plan, Amended and Restated Tele-Communications, Inc. 1996 Incentive Plan (as Amended and Restated Effective September 10, 1997), Tele-Communications, Inc. 1998 Incentive Plan, Four Media Company 1997 Stock Plan Stock Option Agreement (as amended), Four Media Company Replacement Nonqualified Stock Option Agreement with Repurchase Provisions, International Post Limited 1993 Long Term Incentive Plan, Liberty Digital, Inc. Amended and Restated 1997 Stock Incentive Plan, Tele-Communications International, Inc. 1996 Nonemployee Director Stock Option Plan, Tele-Communications International, Inc. 1995 Stock Incentive Plan, The Associated Group, Inc. Amended and Restated 1994 Stock Option and Incentive Award Plan, Liberty Satellite & Technology Inc. 1996 Stock Incentive Plan (formerly TCI Entertainment, Inc. 1996 Stock Incentive Plan), 1997 Nonemployee Director Stock Option Plan of TCI Satellite Entertainment, Inc., Amended and Restated On Command Corporation 1996 Key Employee Stock Plan, Amended and Restated On Command Corporation 1997 Non-Employee Directors Stock Plan and On Command Corporation 1997 Stock Purchase Plan.

3.	Registration Statement No. 333-142626, as previously amended, which was filed with the SEC on May 4, 2007, pertaining to the registration of 20,000,000 shares of Liberty Interactive Series A Common Stock and 800,000 shares of Liberty Interactive Series B Common Stock under the Liberty Interactive Corporation 2007 Incentive Plan (formerly known as the Liberty Media Corporation 2007 Incentive Plan).

4.	Registration Statement No. 333-171192, as previously amended, which was filed with the SEC on December 15, 2010, pertaining to the registration of 18,353,314 shares of Liberty Interactive Series A Common Stock and 3,415,248 shares of Liberty Interactive Series B Common Stock under the Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective February 22, 2007) (formerly known as the Liberty Media Corporation 2000 Incentive Plan (As Amended and Restated Effective February 22, 2007)).

5.	Registration Statement No. 333-171193, as previously amended, which was filed with the SEC on December 15, 2010, pertaining to the registration of 600,000 shares of Liberty Interactive Series A Common Stock under the Liberty Interactive Corporation 2007 Incentive Plan (formerly known as the Liberty Media Corporation 2007 Incentive Plan).

6.	Registration Statement No. 333-172512, as previously amended, which was filed with the SEC on February 28, 2011, pertaining to the registration of 3,134,685 shares of Liberty Interactive Series A Common Stock under the Liberty Interactive Corporation 2007 Incentive Plan (formerly known as the Liberty Media Corporation 2007 Incentive Plan).

7.	Registration Statement No. 333-177840, which was filed with the SEC on November 9, 2011, pertaining to the registration of 200,000 shares of Series A Liberty Interactive Common Stock under the Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (As Amended and Restated Effective November 7, 2011).

8.	Registration Statement No. 333-177841, which was filed with the SEC on November 9, 2011, pertaining to the registration of 10,000,000 shares of Series A Liberty Interactive Common Stock under the Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011).

9.	Registration Statement No. 333-177842, which was filed with the SEC on November 9, 2011, pertaining to the registration of 2,847,143 shares of Series A Liberty Interactive Common Stock under the Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011).

10.	Registration Statement No. 333-184901, which was filed with the SEC on November 13, 2012, pertaining to the registration of 5,000,000 shares of Series A Liberty Interactive Common Stock under the Liberty Interactive Corporation 2012 Incentive Plan.

11.	Registration Statement No. 333-184904, which was filed with the SEC on November 13, 2012, pertaining to the registration of 60,000 shares of Series A Liberty Interactive Common Stock under the Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (As Amended and Restated Effective November 7, 2011).

12.	Registration Statement No. 333-184902, which was filed with the SEC on November 13, 2012, pertaining to the registration of 20,000,000 shares of Series A Liberty Interactive Common Stock under the Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011).

13.	Registration Statement No. 333-201010, as previously amended, which was filed with the SEC on December 17, 2014, pertaining to the registration of 3,000,000 shares of Series A Liberty Interactive Common Stock and 1,200,000 shares of Series B Liberty Interactive Common Stock under the Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended.

14.	Registration Statement No. 333-202436, as previously amended, which was filed with the SEC on March 2, 2015, pertaining to the registration of 10,000,000 shares of Series A Liberty Interactive Common Stock and 1,000,000 shares of Series B Liberty Interactive Common Stock under the Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015), as amended.

15.	Registration Statement No. 333-207326, which was filed with the SEC on October 7, 2015, pertaining to the registration of 6,396,444 shares of Series A QVC Group Common Stock under the zulily, inc. 2009 Equity Incentive Plan and 6,080,086 shares of Series A QVC Group Common Stock under the zulily, inc. 2013 Equity Plan.

16.	Registration Statement No. 333-209872, as previously amended, which was filed with the SEC on March 1, 2016, pertaining to the registration of 800,000 shares of Series A QVC Group Common Stock under the Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015).

17.	Registration Statement No. 333-210662, which was filed with the SEC on April 8, 2016, pertaining to the registration of 100,000 shares of Series B QVC Group Common Stock under the Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015).

18.	Registration Statement No. 333-214681, as previously amended, which was filed with the SEC on November 17, 2016, pertaining to the registration of 10,000,000 shares of Series A QVC Group Common Stock and 1,200,000 shares of Series B QVC Group Common Stock under the Qurate Retail, Inc. 2016 Omnibus Incentive Plan, as amended (formerly named the Liberty Interactive Corporation 2016 Omnibus Incentive Plan).

19.	Registration Statement No. 333-222062, as previously amended, which was filed with the SEC on December 14, 2017, pertaining to the registration of 10,000,000 shares of Series A QVC Group Common Stock under the Qurate Retail, Inc. 2016 Omnibus Incentive Plan, as amended (formerly named the Liberty Interactive Corporation 2016 Omnibus Incentive Plan).

20.	Registration Statement No. 333-222344, which was filed with the SEC on December 29, 2017, pertaining to the registration of 5,080,481 shares of Series A QVC Group Common Stock under the HSN, Inc. Second Amended and Restated 2008 Stock and Annual Incentive Plan and 112,147 shares of Series A QVC Group Common Stock under the HSN, Inc. 2017 Omnibus Incentive Plan.

21.	Registration Statement No. 333-229974, as previously amended, which was filed with the SEC on February 28, 2019, pertaining to the registration of 12,000,000 shares of Series A Common Stock and 100,000 shares of Series B Common Stock under the Qurate Retail, Inc. 2016 Omnibus Incentive Plan, as amended (formerly named the Liberty Interactive Corporation 2016 Omnibus Incentive Plan).

22.	Registration Statement No. 333-235370, as previously amended, which was filed with the SEC on December 5, 2019, pertaining to the registration of 3,683,409 shares of Series A Common Stock under the Qurate Retail, Inc. 2016 Omnibus Incentive Plan, as amended (formerly named the Liberty Interactive Corporation 2016 Omnibus Incentive Plan).

23.	Registration Statement No. 333-248988, which was filed with the SEC on September 23, 2020, pertaining to the registration of 4,551,873 shares of Series A Common Stock, 954,018 shares of Series B Common Stock and 407,497 shares of 8.0% Series A Cumulative Redeemable Preferred Stock under the Qurate Retail, Inc. 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended, Qurate Retail, Inc. 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended, Qurate Retail, Inc. 2011 Nonemployee Director Incentive Plan (Amended and Restated, as of December 17, 2015), as amended, Qurate Retail, Inc. 2012 Incentive Plan (Amended and Restated as of March 31, 2015), as amended, Qurate Retail, Inc. 2016 Omnibus Incentive Plan, as amended, Qurate Retail, Inc. 2020 Omnibus Incentive Plan, HSN, Inc. Second Amended and Restated 2008 Stock and Annual Incentive Plan, HSN, Inc. 2017 Omnibus Incentive Plan and zulily, inc. 2013 Equity Plan.

24.	Registration Statement No. 333-253831, which was filed with the SEC on March 3, 2021, pertaining to the registration of 25,000,000 shares of Series A Common Stock under the Qurate Retail, Inc. 2020 Omnibus Incentive Plan, as amended.

25.	Registration Statement No. 333-256745, which was filed with the SEC on June 3, 2021, pertaining to the registration of 2,000,000 shares of Series B Common Stock under the Qurate Retail, Inc. 2020 Omnibus Incentive Plan, as amended.

As previously disclosed, on April 16, 2026, the Registrant (then known as QVC Group, Inc.) and certain of its affiliates filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) to implement a prepackaged chapter 11 plan of reorganization. On July 20, 2026, the Bankruptcy Court entered an order (the “Confirmation Order”), confirming the Second Amended Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and its Debtor Affiliates pursuant to chapter 11 of the Bankruptcy Code (as confirmed by the Confirmation Order, the “Plan”). On August 6, 2026, the Plan became effective in accordance with its terms.

In connection with the Plan, the Registrant has terminated all offerings of securities pursuant to the Registration Statements. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, effective upon filing of these Post-Effective Amendments, the Registrant hereby removes from registration any and all Securities registered but unsold or otherwise unissued under the Registration Statements, if any, as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania, on August 10, 2026. No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act.

OLD QVC GROUP, INC.

By:	/s/ Katherine C. Jewell
Name: Katherine C. Jewell
Title: Vice President and Secretary